UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2022

NATHAN’S FAMOUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35962	11-3166443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York	11753
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 338-8500

N/A
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	NATH	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2022, Nathan's Famous, Inc. (the "Company") and Howard M. Lorber ("Lorber"), the Executive Chairman of the Board of Directors of the Company, entered into Amendment No. 3 to Employment Agreement ("Amendment No. 3") which among other items extends the term to December 31, 2027 under the Employment Agreement dated as of December 15, 2006 as amended by Amendment to Employment Agreement dated November 1, 2012 between the Company and Lober and Amendment No. 2 to Employment Agreement dated December 6, 2017 between the Company and Lorber. In connection with Amendment No. 3, on December 8, 2022, the Compensation Committee of the Board of Directors of the Company awarded to Lorber a grant of 50,000 restricted stock units under the Company's 2019 Stock Incentive Plan which vest in equal installments over five years.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 3 to Employment Agreement dated as of December 8, 2022 between Nathan's Famous, Inc. and Howard M. Lorber.+
104	Cover Page Interactive Data File (formatted as Inline XBRL)

+ Compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2022	NATHAN’S FAMOUS, INC.

	By:	/s/ Eric Gatoff
		Name:	Eric Gatoff
		Title:	Chief Executive Officer